Exhibit 99.1

 LeMaitre Vascular Announces Q4 2019 Financial Results

BURLINGTON, MA, February 6, 2020 - LeMaitre Vascular, Inc. (Nasdaq:LMAT), a provider of vascular devices, implants and services, today reported Q4 2019 results, provided guidance, and announced a $0.095/share dividend.

Q4 2019 Results

●	Record sales of $30.2mm, +6% (flat organic) vs. Q4 2018
●	Operating income of $4.9mm, -31% (-12% excluding special items)
●	Net income of $4.6mm, -23% (+4% excluding special items)
●	Earnings of $0.23 per diluted share, -25% (+3% excluding special items)

The Company posted record sales in the Americas (+6%), while Europe/Middle East/Africa (+4%) and Asia/Pac (+20%) also contributed. Sales growth was led by biologic patches, embolectomy catheters and valvulotomes.

Gross margin decreased to 66.0% in Q4 2019 (vs. 67.7% in Q4 2018) primarily due to sales mix, lower margin revenues from the two 2019 acquisitions and the strong US dollar.

Operating expenses in Q4 2019 were $15.0mm (+10% vs. Q4 2018 excluding special items) driven by acquisition-related expenses and sales compensation. The Q4 2018 special item related to a $1.6mm gain from the Cardial acquisition.

Chairman and CEO George LeMaitre said, “For the full year 2019, sales were up 11% (6% organic) and adjusted op. income was up 3%. Looking ahead to 2020, we’re guiding 10% sales growth and 17% op. income growth. This bottom line bounce is due to restrained 2020 op. expense growth of 6% and 10% sales growth.”

Business Outlook

Guidance
Q1 2020 Sales	$30.5mm - $31.7mm (Midpoint: +9%)
Q1 2020 Gross Margin	66.3%
Q1 2020 Op. Income	$3.8mm - $4.6mm (Midpoint: -6%)
Q1 2020 EPS	$0.14 - $0.17 (Midpoint: -10%)
2020 Sales	$127.4mm - $130.8mm (Midpoint: +10%)
2020 Gross Margin	67.4%
2020 Op. Income	$23.6mm - $25.9mm (Midpoint: +17%)
2020 EPS	$0.90 - $0.98 (Midpoint: +6%)

Quarterly Dividend

On January 30, 2020, the Company's Board of Directors approved a quarterly dividend of $0.095/share of common stock. The dividend will be paid on March 19, 2020 to shareholders of record on March 3, 2020.

Share Repurchase Program

On February 14, 2019, the Company's Board of Directors authorized the repurchase of up to $10.0mm of the Company’s common stock. The repurchase program may be suspended or discontinued at any time and will conclude on February 14, 2020, unless extended by the Board.

Conference Call Reminder

Management will conduct a conference call at 5:00pm ET today to review the Company's financial results and discuss its business outlook for the remainder of the year. The conference call will be broadcast live over the Internet. Individuals who are interested in listening to the webcast should log on to the Company's website at www.lemaitre.com/investor. The conference call may also be accessed by dialing 844-239-5284 (+1 512-961-6497 for international callers), using passcode 2268685. For individuals unable to join the live conference call, a replay will be available on the Company's website.

A reconciliation of GAAP to non-GAAP results is included in the tables attached to this release.

About LeMaitre Vascular

LeMaitre Vascular is a provider of devices, implants and services for the treatment of peripheral vascular disease, a condition that affects more than 200 million people worldwide. The Company develops, manufactures and markets disposable and implantable vascular devices to address the needs of its core customer, the vascular surgeon.

LeMaitre and the LeMaitre Vascular logo are registered trademarks of LeMaitre Vascular, Inc. This press release contains other trademarks and trade names of the Company.

For more information about the Company, please visit http://www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre Vascular management believes that in order to better understand the Company's short-term and long-term financial trends, investors may wish to consider certain non-GAAP financial measures as a supplement to financial performance measures prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and do not have standardized meanings. These non-GAAP measures result from facts and circumstances that may vary in frequency and/or impact on continuing operations. Non-GAAP measures should be considered in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

In this press release, the Company has reported non-GAAP sales growth percentages after adjusting for the impact of foreign currency exchange, business development transactions, and/or other events. The Company refers to the calculation of non-GAAP sales percentages as "organic." The Company analyzes non-GAAP sales on a constant currency basis, net of acquisitions and other non-recurring events to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, and acquisitions, divestitures, product discontinuations, and other strategic transactions are episodic in nature and are highly variable to the reported sales results, the Company believes that evaluating growth in sales on a constant currency basis net of such transactions provides an additional and meaningful assessment of sales to management.

The Company has also presented the percentage change in its Q4 2019 operating income, net income, earnings per share and operating expenses excluding “special items.” That special item is the gain on the Company’s Q4 2018 acquisition. Because acquisitions, divestitures and restructurings are episodic in nature and are highly variable to the Company’s results, the Company believes that evaluating its profitability net of such transactions and events provides an additional and meaningful assessment of profitability to management.

The Company has also presented the percentage change in its 2019 operating income on an “adjusted” basis. The percentage change in the Company’s operating income from 2018 to 2019 on an adjusted basis excludes i) the impact of a 2019 restructuring charge and ii) the impact of gains on an acquisition and a divestiture in 2018. Because acquisitions, divestitures and restructurings are episodic in nature and are highly variable to the Company’s results, the Company believes that evaluating its profitability net of such transactions and events provides an additional and meaningful assessment of profitability to management.

Forward-Looking Statements

The Company's current financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company's business that are not historical facts may be "forward-looking statements" that involve risks and uncertainties. Specifically, forward-looking statements in this release include, but are not limited to, statements about the Company's expectations regarding Q1 2020 and 2020 sales, gross margin, operating income and earnings per share. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results expected, including, but not limited to, the risk of significant fluctuations in our quarterly and annual results due to numerous factors including the acceleration or deceleration of product growth rates; the risk that we may not be able to maintain our recent levels of profitability; risks related to the Company’s ability to attain or maintain regulatory approvals for its products; the risk that the Company may not realize the anticipated benefits of its strategic activities; the risk that assumptions about the market for the Company's products and the productivity of the Company's direct sales force and distributors may not be correct; risks related to the integration of acquisition targets; risks related to the transition of manufacturing of an acquired product line to the Company; product demand and market acceptance of the Company's products and pricing; the risk that a recall of our products could result in significant costs or negative publicity; the risk that the Company is not successful in transitioning to a direct-selling model in new territories; the risk that the Company will not be successful in selling to a non-core call point; and other risks and uncertainties included under the heading "Risk Factors" in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, which are all available on the Company's investor relations website at http://www.lemaitre.com and on the SEC's website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACT: J.J. Pellegrino, CFO, LeMaitre Vascular

781-425-1691

jjpellegrino@lemaitre.com

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)

	December 31, 2019	December 31, 2018
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$11,786	$26,318
Short-term marketable securities	20,894	21,668
Accounts receivable, net	16,572	15,721
Inventory and other deferred costs	39,526	27,388
Prepaid expenses and other current assets	3,312	2,922
Total current assets	92,090	94,017

Property and equipment, net	14,854	14,102
Right-of-use leased assets	15,208	-
Goodwill	41,656	29,868
Other intangibles, net	23,188	13,692
Deferred tax assets	1,084	1,215
Other assets	259	194

Total assets	$188,339	$153,088

Liabilities and stockholders' equity

Current liabilities:
Accounts payable	$2,604	$1,732
Accrued expenses	14,021	15,847
Acquisition-related obligations	2,476	2,179
Lease liabilities - short-term	1,757	-
Total current liabilities	20,858	19,758

Lease liabilities - long-term	13,955	-
Deferred tax liabilities	1,173	484
Other long-term liabilities	4,210	2,611
Total liabilities	40,196	22,853

Stockholders' equity
Common stock	217	211
Additional paid-in capital	105,934	98,442
Retained earnings	57,031	45,831
Accumulated other comprehensive loss	(4,007)	(3,900)
Treasury stock	(11,032)	(10,349)
Total stockholders' equity	148,143	130,235

Total liabilities and stockholders' equity	$188,339	$153,088

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(amounts in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the year ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018

Net sales	$30,170	$28,389	$117,232	$105,568
Cost of sales	10,262	9,171	37,379	31,629

Gross profit	19,908	19,218	79,853	73,939

Operating expenses:
Sales and marketing	7,452	6,814	30,339	27,318
General and administrative	5,029	4,462	19,055	17,689
Research and development	2,499	2,347	9,276	8,197
Gains on divestiture and acquisition	-	(1,598)	-	(7,474)

Total operating expenses	14,980	12,025	58,670	45,730

Income from operations	4,928	7,193	21,183	28,209

Other income:
Other income (loss), net	260	58	496	235

Income before income taxes	5,188	7,251	21,679	28,444

Provision for income taxes	575	1,226	3,745	5,501

Net income	$4,613	$6,025	$17,934	$22,943

Earnings per share of common stock
Basic	$0.23	$0.31	$0.91	$1.18
Diluted	$0.23	$0.30	$0.88	$1.13

Weighted - average shares outstanding:
Basic	20,054	19,596	19,813	19,426
Diluted	20,484	20,179	20,326	20,242

Cash dividends declared per common share	$0.085	$0.070	$0.340	$0.280

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)
SELECTED NET SALES INFORMATION
(amounts in thousands)
(unaudited)

	For the three months ended				For the year ended
	December 31, 2019		December 31, 2018		December 31, 2019		December 31, 2018
	$	%	$	%	$	%	$	%
Net Sales by Geography
Americas	$17,775	59%	$16,764	59%	$69,359	59%	$63,649	60%
Europe/Middle East/Africa	10,001	33%	9,634	34%	39,480	34%	35,319	34%
Asia/Pacific Rim	2,394	8%	1,991	7%	8,393	7%	6,600	6%
Total Net Sales	$30,170	100%	$28,389	100%	$117,232	100%	$105,568	100%

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)
NON-GAAP FINANCIAL MEASURES
(amounts in thousands)
(unaudited)

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ended December 31, 2019
Net sales as reported	$30,170
Impact of currency exchange rate fluctuations	250
Net impact of acquisitions excluding currency	(2,054)
Adjusted net sales		$28,366

For the three months ended December 31, 2018
Net sales as reported	$28,389
Adjusted net sales		$28,389

Adjusted net sales increase for the three months ended December 31, 2019		$(23)	0%

Reconciliation between GAAP and Non-GAAP operating expense:
For the three months ended December 31, 2019
Operating expense as reported	$14,980
Adjusted operating expense		$14,980

For the three months December 31, 2018
Operating expense as reported	12,025
Impact of gain on acquisition	$1,598
Adjusted operating expense		$13,623

Adjusted increase in operating expense for the three months ended December 31, 2019		$1,357	10%

Reconciliation between GAAP and Non-GAAP operating income:
For the three months ended December 31, 2019
Operating income as reported	$4,928
Adjusted operating income		$4,928

For the three months December 31, 2018
Operating income as reported	7,193
Impact of gain on acquisition	$(1,598)
Adjusted operating income		$5,595

Adjusted decrease in operating income for the three months ended December 31, 2019		$(667)	-12%

Reconciliation between GAAP and Non-GAAP net income:
For the three months ended December 31, 2019
Net income as reported	$4,613
Adjusted net income		$4,613

For the three months December 31, 2018
Net income as reported	6,025
Impact of gain on acquisition	$(1,598)
Adjusted net income		$4,427

Adjusted increase in net income for the three months ended December 31, 2019		$186	4%

Reconciliation between GAAP and Non-GAAP earnings per share:
For the three months ended December 31, 2019
Earnings per share as reported	$0.23
Adjusted earnings per share		$0.23

For the three months December 31, 2018
Earnings per share as reported	$0.30
Impact of gain on acquisition	$(0.08)
Adjusted earnings per share		$0.22

Adjusted increase in earnings per share for the three months ended December 31, 2019		$0.01	3%

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)
NON-GAAP FINANCIAL MEASURES
(amounts in thousands)
(unaudited)

Reconciliation between GAAP and Non-GAAP sales growth:
For the year ended December 31, 2019
Net sales as reported	$117,232
Impact of currency exchange rate fluctuations	2,306
Net impact of acquisitions excluding currency	(8,583)
Adjusted net sales		$110,955

For the year ended December 31, 2018
Net sales as reported	$105,568
Net impact of divestitures excluding currency	(787)
Adjusted net sales		$104,781

Adjusted net sales increase for the year ended December 31, 2019		$6,174	6%

Reconciliation between GAAP and Non-GAAP operating income:
For the year ended December 31, 2019
Operating income as reported	$21,183
Impact of restructuring charge	139
Adjusted operating income		$21,322

For the year ended December 31, 2018
Operating income as reported	28,209
Impact of gain on acquisition and divestiture	$(7,474)
Adjusted operating income		$20,735

Adjusted increase in operating income for the year ended December 31, 2019		$587	3%